Exhibit 99.1

Press Release

December 2, 2013

LTX-Credence Announces the Completion of its Acquisition of Multitest and Everett Charles Technologies

Acquisition Creates New Company With a Bold Vision Based on Combined Expertise

NORWOOD, Mass., Dec. 2, 2013 (GLOBE NEWSWIRE) — LTX-Credence Corporation (Nasdaq:LTXC) today announced an important step in the evolution of the semiconductor test cell with the completion of its acquisition of the Multitest and Everett Charles Technologies (ECT) businesses of Dover Corporation (NYSE:DOV).

LTX-Credence and Dover Printing & Identification, Inc., a subsidiary of Dover Corporation (Dover), have completed the previously announced acquisition by LTX-Credence of the assets and stock exclusively and primarily related to the Multitest and ECT businesses, including the stock of Everett Charles Technologies LLC, for a purchase price of $93.5 million, of which $73.5 million was paid in cash through a combination of existing cash-on-hand and bank debt and $20.0 million was paid by the issuance of a promissory note by LTX Credence to Dover. The purchase price is subject to customary adjustments.

The combination of LTX-Credence, Multitest and ECT provides LTX-Credence with the opportunity to serve a greater share of the semiconductor test cell, while increasing access to the electronics manufacturing industry. The combined company is the only provider of comprehensive test solutions and services for the semiconductor and printed circuit board markets—redefining the test cell by assembling best-in-class technology from three market-leading companies into new, innovative solutions.

On November 27, 2013, in anticipation of the completion of the acquisition and to fund the purchase price therefor, LTX-Credence entered into a credit agreement (the Credit Agreement) with Everett Charles Technologies LLC (ECT and together with LTX-Credence, the Borrowers), Silicon Valley Bank, as lender, administrative agent and issuing lender (SVB), and the several lenders from time to time party thereto (the Lenders). The Credit Agreement provides for a senior secured credit facility in favor of the Borrowers in the aggregate principal amount of up to $55.0 million (the Facility). The Facility consists of a term loan facility for $50.0 million (the Term Loan), that was advanced to LTX-Credence on November 27, 2013 (the Funding Date), and a revolving credit facility (including a letter of credit facility) for up to $5.0 million that is available from time to time for five years after the Funding Date. Under the terms of the Credit Agreement, not more than one time during the period commencing on the Funding Date until the close of business on the date that is one day prior to the 42-month anniversary of the Funding Date, the Facility may be increased by an aggregate amount not to exceed $20.0 million through an additional facility on a pari passu basis with the Term Loan, subject to specified conditions and the agreement of one or more Lenders to participate therein. All obligations under the Facility are secured by a first priority security interest in substantially all of the Borrowers’ existing and future assets, including a pledge of the stock or other equity interests of the Borrowers’ domestic subsidiaries and of any first tier foreign subsidiaries, subject to specified conditions.

LTX-Credence expects to include the anticipated impact of its acquisition of the Multitest and Everett Charles Technologies businesses from affiliates of Dover Corporation in the second quarter fiscal 2014 guidance that it will provide during its previously scheduled conference call to discuss its first quarter fiscal 2014 financial results on December 3, 2013 at 10:00 a.m. EST.

The conference call may be accessed via telephone by dialing 877.853.5334. The call will be simulcast via the LTX-Credence web site http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard through December 5, 2013, via telephone, by dialing 855.859.2056; conference ID number 97980302. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

About Multitest

Since 1980, Multitest has been one of the world’s leading manufacturers of test equipment for semiconductor’s integrated circuits, often called “chips”. As a comprehensive one-stop supplier, Multitest markets test handlers, contactors and semiconductor test boards. The company’s products are used for the functional test of chips. Together with the actual tester they are combined to create the test cell. A high throughput rate, precision temperature accuracy and the latest in measurement and production technology are all important factors. Multitest’s primary customer base is multinational manufacturers of semiconductors (microchips). Multitest provides clients with highly innovative test handling and test interface solutions, custom-tailored to fit their individual needs and requirements. Leveraging a comprehensive product portfolio that is unique in the market, Multitest is able to provide fully integrated solutions that are harmonized and optimized at the system level.

About Everett Charles Technologies (ECT)

Since 1965, Everett Charles Technologies has taken a leadership role in the development of advanced technology board test products holding over 100 patents. Originating with the company’s signature POGO® spring contacts, ECT has broadened its business through acquisition and managed growth to include international manufacturing of bare board test systems and flying probe systems, bare and loaded board fixturing and test services, and most recently, equipment, sockets and performance boards for semiconductor test operations. ECT’s involvement in the full spectrum of test creates a unique synergy that’s unmatched in the industry. Because of the unique fixture technology requirements of bare board and loaded board test, the company is able to apply both hardware and software innovations initially developed for application to the other. As a result of this integrated engineering, the company becomes better at all facets of semiconductor and electrical test, while developing products and technologies for specific applications.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this press release about future expectations, plans and prospects for LTX-Credence, including statements about the expected timetable for consummation of the acquisition, and any other statements about LTX-Credence, Dover, the acquired businesses or the acquired assets, or about LTX-Credence’s future expectations, beliefs, goals, plans or prospects with respect to the acquired businesses or the acquired assets, constitute forward-looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “targets,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the acquisition; the conditions to the completion of the acquisition; the receipt of certain customer consents required in connection with the Acquisition which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the acquisition; the possibility that LTX-Credence may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all or be unable to successfully integrate the acquired businesses into its ongoing operations; the possibility that the integration of the acquired businesses into LTX-Credence’s ongoing operations may be more difficult, time consuming or costly than expected, resulting increases in operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); the ability of LTX-Credence to retain certain key employees employed by the acquired businesses; as well as the other risks described in filings by LTX-Credence with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended July 31, 2013. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

LTX-Credence is a trademark of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

CONTACT: Richard Yerganian, LTX-Credence Corporation

Tel. 781.467.5063

Email rich_yerganian@ltxc.com

Source: LTX-Credence Corporation